UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2020

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2020, the independent members of the Board of Directors of Hologic, Inc. (“Hologic” or the “Company”) approved an amendment (the “Amendment”) to the Amended and Restated Employment Agreement, dated as of September 18, 2015, as amended on September 24, 2016 (the “Existing Agreement”), by and between the Company and Stephen P. MacMillan, the Company’s Chief Executive Officer.

The Amendment removes the formula-based approach to certain elements of Mr. MacMillan’s compensation and provides the Compensation Committee and the independent members of the Board with additional discretion in setting Mr. MacMillan’s compensation. Specifically:

•

Salary. Annual base salary shall be determined by the Compensation Committee and/or the independent members of the Board of Directors, in their discretion. Previously, base salary increases were tied to the U.S. salaried employee merit pool percentage increases (and decreases were permitted only in connection with a similar percentage decrease in salary applicable to all senior executives at the Company).

•

Long-Term Incentive. The value of Mr. MacMillan’s annual equity grant shall be determined by the Compensation Committee and/or the independent members of the Board of Directors, in their discretion. Previously, the value of Mr. MacMillan’s annual equity grant was increased or decreased from the prior year’s grant value based on increases or decreases in net income and earnings per share.

•

Matching Restricted Stock Units (“RSUs”). Under the Existing Agreement, Mr. MacMillan has historically been entitled to receive a grant of RSUs each year with a value equal to the number of shares held by him at fiscal year end. The Amendment eliminates Mr. MacMillan’s entitlement to receive such Matching RSUs.

•

Deferred Compensation Plan (“DCP”). The amount of the Company’s contribution to the Company’s DCP each year shall be determined by the Compensation Committee and/or the independent members of the Board of Directors, in their discretion. Currently, any modifications to the target amount of Mr. MacMillan’s DCP contributions must be consistent with changes for other executive officers.

The term of employment for Mr. MacMillan remains unchanged under the Existing Agreement and was automatically extended for an additional five-year period ending on September 27, 2025.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 to Amended and Restated Employment Agreement by and between Stephen P. MacMillan and Hologic, Inc., dated October 5, 2020.

104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2020	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin General Counsel